LICENSE AGREEMENT

This License Agreement (the "Agreement") shall be effective as of this first day of December 2005 (the "Effective Date"), by and between:

New Motion, Inc., a [Delaware] corporation, having its principal place of business at 42 Corporate Park, Second Floor, Irvine, CA 92606 (hereinafter referred to as "Licensee"); and

Jaytu Technologies, LLC, dba SigAlert.com, a California limited liability company, having its principal place of business at 6153 Wolfstar Court, San Diego, CA 92122 (hereinafter referred to as "Licensor").

BACKGROUND

WHEREAS, Licensor produces, publishes, markets, distributes and exploits media content; and

WHEREAS, Licensee is in the business of providing compelling content to mobile telephone users; and

WHEREAS, Licensor desires to license to Licensee, and Licensee desires to accept, the right to exploit such content on the terms and conditions of this Agreement.

AGREEMENT

NOW THEREFORE, the parties hereto agree to the terms and conditions herein and in the Appendices hereto and have executed this Agreement as of the Effective Date, signed by the duly authorized representatives of the parties in two (2) identical copies, one (1) for each party.

	NEW MOTION, INC.	JAYTU TECHNOLOGIES, LLC
Signature:
Name:	Scott Walker	Jonathan Berke
Title:		Member

List of Appendices:

1.  Summary Terms
2.  Standard Terms and Conditions
3.  Licensor Content

The foregoing Appendices are attached hereto, are incorporated herein by reference, and shall be deemed a part of this Agreement.

APPENDIX 1

SUMMARY TERMS

1.  Licensor Content: Licensor's trademarks, photographs, images, graphics, messages, data, information, text, software, code, and other technology and materials, as more particularly set forth on Appendix 3(as amended from time to time) to this Agreement.

2.  Licensed Articles: Mobile / wireless traffic alerts and traffic content delivered to consumers via SMS, WAP, Java and/or Video applications.

3.  Authorized Purpose: The promotion, marketing, sale, license, distribution, transmission, delivery or other exploitation of the Licensed Articles on, within or from the Licensee Site and Cellular Short Codes.

4.  Territory: The territory shall be United States.

5.  Term: The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue for a period one (1) year after the Launch Date, unless terminated earlier in accordance with the provisions hereof.

6.  Minimum Monthly Guarantee: The sum of Two Thousand Dollars ($2,000) payable to Licensor as a minimum monthly charge which shall be recoupable against Royalties paid to Licensor in the given month. The Minimum Monthly Guarantee shall start at the beginning of the fourth (4th) month after the Launch Date.

7.  Royalty: 25% of Licensee's net revenues (as defined herein) (the "Royalty") actually received, directly or from any Carrier.

8.  Launch Date: The first date that Licensor Content is available to End Consumers on MobileSidewalk in connection with the Authorized Purpose, which is anticipated to be March 1, 2005.

APPENDIX 2

STANDARD TERMS AND CONDITIONS

1. DEFINITIONS.Capitalized terms used herein, which are not otherwise defined, shall have the following meanings ascribed to them:

(a)  Accounting Statement shall have the meaning ascribed to it in Section 4(b).

(b)  Affiliate of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person; for purposes of this Agreement only, neither Licensor nor its Affiliates shall be deemed to be Affiliates of Licensee. The term "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(c)  Carrier means the company providing mobile cell service to the End Consumer.

(d)  Confidential Information shall have the meaning ascribed to it in Section 12(a).

(e)  Delivery Elements means anything required to be delivered hereunder by Licensor, or which Licensor delivers or causes to be delivered to Licensee hereunder, including without limitation, Other Licensor Materials, all masters, tapes, film, videos, disks, photographs, software, hardware, electronic files, databases, documents, contracts, manuals, artwork, drawings, designs, and all advertising, marketing, publicity and promotional materials or other Licensor Content.

End Consumer shall mean any member of the general public that is provided mobile cell service by any Carrier.

(g)  Licensee Site shall mean www.mobilesidewalk.com,any other website or webpage therein, or any other website or webpage determined by Licensee, subject to the prior written approval of Licensor, which approval shall not be unreasonably withheld.

(h)  Licensor Trademarks shall mean any trademarks (i) which are owned and controlled by Licensor and embodied in Delivery Elements provided to Licensee pursuant to the terms and conditions of this Agreement, and/or (ii) owned or controlled by Licensor and/or Licensor's Affiliates and mutually agreed by Licensor and Licensee to be utilized in connection with the Authorized Purpose under this Agreement.

(i)  Licensee Work shall have the meaning ascribed to it in Section 5(c).

0)  Other Licensor Materials shall mean all photographs, "cover art", artwork, liner notes, and other graphic and textual material used by Licensor in the packaging of films, recordings, publications or other materials containing the Licensor Content and/or related promotional or publicity materials.

(k)   Person shall mean any individual, partnership, corporation, limited liability company, trust, business trust, cooperative, association or other business organization, and their respective heirs, executors, administrators, legal representatives, successor and assigns.

2. GRANT OF RIGHTS.

(a) Grant. For good and valuable consideration, Licensor hereby grants Licensee a non-exclusive, non-transferable (except as set forth herein) license during the Term and throughout the Territory, to use, market, promote, sell, license, display, perform, distribute, transmit, deliver and otherwise exploit the Licensor Content, directly or through a Carrier, on, in or in connection with the Authorized Purpose, subject to the terms and conditions of this Agreement. Licensor will obtain all necessary and appropriate consents and licenses from Licensor's Affiliates for the activities permitted hereunder.

(b) Without limiting any portion of the foregoing:

(i)  Additional Materials. Licensor hereby grants to Licensee the right to use on a non-exclusive basis, solely for promotional purposes in connection with the Authorized Purpose any Other Licensor Materials provided to Licensee by Licensor.

(ii)  Use of Licensor Trademarks. Licensee may use the Licensor Trademarks (x) to identify the applicable party that owns or controls the Licensor Content, and (y) otherwise as and to the extent displayed on Other Licensor Materials or Licensor Content delivered hereunder.

(iii)  Publicity. Licensor grants to Licensee the right to (x) use Licensor's name, trademarks and/or logo, and (y) refer directly or indirectly to Licensor or the transactions contemplated in this Agreement, in any advertisement, news release or other publication of Licensee for the purpose of publicizing this Agreement and/or Licensor's relationship with Licensee.

(c) Licensor shall provide Licensee access to the Licensor Content over the Internet via HTTP or via another mechanism mutually agreed upon by Licensor and Licensee. The parties intend that the process for Licensee to obtain the Licensor Content will generally involve Licensee requesting freeway traffic information between two points on a city's freeway system and Licensor responding with the real-time traffic conditions between those two points.

3. LICENSOR CONTENT.

(a)  Third Party Rights. Licensor shall be responsible for obtaining any and all other third party rights, consents and licenses with, respect to the Licensor Content, including, without limitation, any performance, likeness, publicity, master recording, mechanical, labor union or other licenses, approvals or consents, whether or not including rights in copyright. With respect to all licenses and/or approvals required to be obtained hereunder (i) Licensor shall provide Licensee with necessary information and otherwise reasonably assist Licensee with any filings that are Licensee's responsibility, and (ii) Licensor shall be responsible for administering such licenses and making payments to publishers, rights holders, labor unions, and/or clearing agencies related thereto.

(b)  Licensor Content Prohibitions. At no time shall Licensor do any of the following: (a) distribute or otherwise publish or provide in connection with the Authorized Purpose any Licensor Content that may infringe any patent, trademark, trade secret, copyright or other intellectual or proprietary right of any party, or any Licensor Content that Licensor does not have the lawful right to distribute and reproduce; or (b) distribute or otherwise publish or provide in connection with the Authorized Purpose any Licensor Content that may contain any viruses, Trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information.

(c)  Available Licensor Content. Set forth on Appendix 3 hereto is a list of all Licensor Content to be licensed under this Agreement. Licensor shall deliver the Delivery Elements for such Licensor Content to Licensee at such times and in such manner as the parties shall mutually agree.

(d)  Licensor Content Available After Effective Date. During the Term, Licensor may advise Licensee in writing that it desires to add additional Licensor Content pursuant to this Agreement. Upon acceptance of such additional Licensor Content, which acceptance shall be made by Licensee in it sole and absolute discretion, Appendix 3will be amended to include such additional Licensor Content. Licensor shall deliver the Delivery Elements for such Licensor Content to Licensee at such times and in such manner as the parties shall mutually agree.

(e)  Licensee Not Responsible for Licensor Content. Licensor agrees that Licensee does not and cannot review all Licensor Content made available to Licensee or provided to an End Consumer in connection with the Authorized Purpose, and is therefore not responsible for the Licensor Content. Licensor acknowledges that by providing Licensee with the ability to distribute Licensor Content as set forth herein, Licensee is merely acting as a passive conduit for such distribution and is not undertaking any obligation or liability relating to any Licensor Content. Licensor further acknowledges that End Consumers may find Licensor Content to be offensive, harmful, inaccurate, or deceptive, and Licensor assumes full responsibility for all Licensor Content.

4. PAYMENTS.

(a)  Payment of Advance, Guarantee, Royalty Payment. In consideration of the rights granted to the Licensee pursuant to the terms of this Agreement, Licensee agrees to pay Licensor the Royalty as herein defined. Licensee shall pay Licensor the Royalty based on net revenue actually received as consideration for the End Consumer electing to receive the Licensor Content on, in or in connection with the Authorized Purpose. For these purposes, "net revenue" shall be defined as gross revenue of Licensee actually received thereby from the exploitation of the Licensor Content on, in or in connection with the Authorized Purpose, less any direct costs necessary to handle any specific transaction, including, but not limited to, Carrier royalties, aggregator fees and charges, credit card processing fees, disputed charges and credits issued in association with such transaction. For purposes of clarity, Licensed Articles provided on a trial, demo or other basis whereby no fee is charged to End Consumers, shall not cause or be deemed to cause Licensee to actually receive any gross revenue hereunder.

(b)  Statements. Licensee shall furnish to Licensor, within forty-five (45) days following the end of each calendar month, a complete and accurate computerized accounting statement (the "Accounting Statement") relating to all sales and distribution of the Licensor Content on, in or in connection with the Authorized Purpose during the preceding month, whether or not any sales have taken place in such month. Each Accounting Statement shall detail the full amount of all (i) gross revenue received by Licensee in connection with the Authorized Purpose, (ii) expenses incurred by Licensee during the applicable month that were deducted from gross revenues pursuant to Paragraph 4(a) above, and (iii) the calculation of net revenue hereunder. Together with its delivery of an Accounting Statement, Licensee shall make payment to Licensor of the amount shown to be due on such Accounting Statement, if any. All payments shall be sent to Licensor's respective address set forth in this Agreement, and pursuant to wire transfer instructions given by Licensor from time to time hereunder.

(c)  Audit. Licensee agrees to keep accurate books of account and records covering all transactions relating to the sale, license and distribution of the Licensed Articles for a period of not less than one (1) year following the expiration or termination of the Term, and Licensor shall be entitled to cause any nationally recognized third party independent accounting firm retained by Licensor, upon giving Licensee thirty (30) days prior written notice, to have the right at all reasonable business hours, but not more often than once in any calendar year, to examine said books of account and records and all other documents and materials in the possession or under the control of Licensee and solely relating to the subject matter of the Agreement. Any inspection shall be at Licensor's expense unless a discrepancy to Licensor's detriment in the amount often percent (10%) or more is discovered, in which event Licensee shall bear Licensor's reasonable expenses, including, without limitation, all reasonable accounting, auditing and legal fees and costs in addition to paying Licensor all Royalties owed.

(d)  Taxes. Licensor will pay any and all taxes and duties assessed in connection with any payments it receives under this Agreement. Licensor agrees to indemnify and hold harmless Licensee from and against any demands or liabilities for any taxes and duties assessed in connection with such payments.

(e)  Currency. All payments hereunder shall be made to Licensor in United States dollars.

5. LICENSOR'S RIGHTS OF APPROVAL AND QUALITY CONTROL

(a)  Delivery of Materials. Licensor shall provide to Licensee the Delivery Elements to enable the Licensee to perform its obligations hereunder. No changes or modifications may be made by Licensee to such materials without Licensor's prior written approval.

(b)  Licensor Approval. Licensee shall, in sufficient time for review and consideration, submit for Licensor's approval, which approval shall not be unreasonably withheld, all materials, including, without limitation the Licensed Articles, incorporating the Licensor Content to be made available or otherwise provided to End Consumers in connection with the Authorized Purpose, including, without limitation all packaging, advertising and promotional material in connection therewith prior to any use thereof by Licensee. All submissions shall be made prior to any use or public disclosure thereof, by or on behalf of Licensee. Any submission not approved in writing by Licensor within fourteen (14) days shall be deemed approved.

(c)  Ownership. Except for the rights granted to Licensee in this Agreement, all right, title and interest in Licensor Content will remain the exclusive property of Licensor, its Affiliates or licensors, and Licensee claims no copyright or other proprietary right in these works. However, all elements of any work, including, without limitation, any artwork, design, music, sounds, software, code or other material or technology constituting original material created by Licensee (including any and all intellectual property or other proprietary rights therein) (the "Licensee Work"), other than any Licensor Content therein, shall be the sole and exclusive property of Licensee, and shall be entitled to be used or otherwise exploited by Licensee in its sole discretion. Any and all additions to, and new renderings, modifications or embellishments of, the Licensor Content not otherwise constituting Licensee Work shall, notwithstanding their invention, creation and use by Licensee, be and remain the property of Licensor, and Licensor may use, and license others to use, the same, subject only to the provisions of this Agreement. Additionally, the parties acknowledge and agree that Licensee holds a copyright interest in the entire contents of the Licensee Site (in the aggregate) as a collective work under the United States and other copyright laws. The collective work includes works that are licensed to Licensee. Copyright 2005 New Motion, Inc., ALL RIGHTS RESERVED. The collective work may also include works that are the property of Licensee's other licensors, which are also protected by copyright and other intellectual property laws. Upon the termination or expiration of the Agreement, each party shall be deemed to have assigned, transferred and conveyed to the other party any trade rights, equities, good will, title or other rights in and to, in the case of Licensee, the Licensor Content, and in the case of Licensor, the Licensee Work which may have been created or obtained by Licensee in connection with the rights licensed hereunder, and each party will execute any instruments requested by the other party to accomplish or confirm the foregoing. Each party shall have the right to execute all such instruments on behalf of the other party in the event that such other party fails to execute such instruments within five (5) days following the requesting party's request therefor. Every use of the Licensed Content or any portion thereof by Licensee shall inure to the benefit of Licensor. Every use of the Licensee Work or any portion thereof by Licensee shall inure to the benefit of Licensee.

(d)  Reservation of Rights. All rights and interests with respect to the Licensed Content not specifically granted to Licensee herein shall be and are specifically reserved to Licensor without limitation.

(e)  Notice and Credits. Licensee shall accord Licensor credit in respect of the Licensor Content on the same basis as the credit generally accorded to other content providers. The casual or inadvertent failure or the failure of any third party to accord any credit or notice shall not be a breach hereunder.

6. SUB-CONTRACTING.

Licensee may sub-contract any step in the delivery or distribution of the Licensor Content in connection with the Authorized Purpose to an Affiliate or sub-contractor so long as such Affiliate or sub-contractor agrees to terms and conditions that are at least as stringent as those contained herein.

7. INFRINGEMENT.

(a)  Infringements or Imitations by Third Parties. Subject to the provisions of this paragraph, Licensee agrees to take commercially reasonable steps to protect Licensor's rights to the Licensor Content. Licensee shall notify Licensor in writing of any infringements or imitations by others of materials similar to those covered by the Agreement that may come to Licensee's attention, and Licensor shall have the right to determine whether or not any action shall be taken on account of such infringements or imitations. Licensee shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the prior written consent of Licensor, provided, however, the parties acknowledge and agree that Licensee shall have no obligation to institute such action.

(b)  Assertion of Rights by Third Party. Licensor and Licensee each agree to notify the other party hereto immediately after it becomes aware of any asserted or threatened legal or equitable action by any Person that the Licensor Content causes the infringement of the intellectual property or other rights of such Person.

8. RESTRICTIONS ON LICENSEE

During the Term hereof, Licensee shall:

(i)  not challenge Licensor's rights in or to the Licensor Content;

(ii)  not harm, misuse or bring into disrepute the Licensor Content;

(iii)  sell, license and distribute and otherwise provide the Licensor Content in an ethical and legal manner in accordance with the terms and intent of the Agreement and in compliance with all known applicable laws of the Territory. With respect to the foregoing, Licensee shall perform all inspections and testing necessary to ensure that the distribution of the Licensor Content to End Consumers in accordance with the Authorized Purpose shall meet all of the foregoing laws, requirements, standards and guidelines known to Licensee;

(iv)  protect to the best of its ability its right to sell, license and distribute or otherwise provide the Licensor Content to End Consumers in accordance with the Authorized Purpose;

(v)  not sell or license the Licensor Content or sub-contract with any parties whose business practices are known to Licensee to be unlawful;

(vi) not use the Licensor Content or any portion thereof with or in connection with a name or trademark of any other party such as to create the impression that any trademark or property rights of Licensor are related to any such right of a third party, including Licensee. However, Licensee may use its own trademarks and other identifying material in such manner so as to identify it as the actual source of the content provided in connection with the Authorized Purpose so long as no confusion would result.

9. REPRESENTATIONS, WARRANTIES, AND COVENANTS.

(a)  Licensor covenants, represents and warrants that: (i) Licensor holds the necessary rights to permit the use of the Licensor Content by Licensee, its sublicensees and/or its End Consumers for the purpose of this Agreement, without additional fee or payment of any nature whatsoever payable by Licensee, its sublicensees and/or its End Consumers, including, without limitation, that Licensor is the owner of the copyright in the Licensor Content or otherwise has received from the copyright owner, the rights holder, the publisher, and/or the applicable labor union, of, or governing, the Licensor Content the right to promote, distribute and/or sell, and otherwise exploit in the manner contemplated by this Agreement, the Licensor Content without additional fee or payment whatsoever payable by Licensee, its sublicensees and/or its End Consumers; (ii) none of its Licensor Content shall: (A) infringe any patent, trademark, trade secret, copyright or other intellectual or proprietary right of any party, or otherwise constitute content that Licensor does not have the lawful right to distribute and reproduce; or (B) contain any viruses, Trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information; (iii) Licensor has the power, authority and right to enter into this Agreement; (iv) except as Licensor advises Licensee otherwise, in the manner provided in this Agreement, there are no agreements between Licensor and any Person which would interfere with the operation of this Agreement; and (v) the execution and delivery of the rights hereby granted to Licensee by Licensor will not result in a violation of, or breach under, any agreement to which Licensor is a party or by which it may be bound.

(b)  Licensee represents and warrants that (i) Licensee has the full power and authority to enter into and perform the Agreement, (ii) there is no contract, agreement or understanding with any Person which would interfere with the obligations assumed by Licensee hereunder, and (iii) Licensee shall not at any time willfully do or suffer to be done any act or omission which may materially adversely affect the Licensor Content or the rights and interests of Licensor therein.

10. INDEMNIFICATION.

(a)  Licensor Indemnity. Licensor agrees to indemnify and hold harmless Licensee from and against any and all claims, liabilities, actions, demands, losses, expenses or damages (including reasonable attorneys' fees and costs) raised by third parties and arising out of or relating to: (i) any breach or alleged breach by Licensor of any representation, warranty, covenant or agreement made by Licensor herein, including, without limitation, Licensor's representation, warranty and agreement to secure and pay for certain third party licenses, permissions and consents; or (ii) the use or other exploitation of any Licensor Content as contemplated under this Agreement.

(b)  Licensee Indemnity. Licensee agrees to indemnify and hold harmless Licensor from and against any and all claims, liabilities, actions, demands, losses, expenses or damages (including reasonable attorneys' fees and costs) raised by third parties and arising out of or relating to any breach or alleged breach of this Agreement or of any of Licensee's representations and warranties contained in this Agreement.

(c) Notice; Participation. The party claiming indemnification pursuant to this Section 10 (the "Indemnified Party") shall promptly notify the other Party (the "Indemnifying Party") of any such claim of which it becomes aware and shall: (i) at the Indemnifying Party's expense, provide reasonable cooperation to the Indemnifying Party in connection with the defense or settlement of any such claim, and (ii) at the Indemnified Party's expense, be entitled to participate in the defense of any such claim.

11. LIMITATION OF LIABILITY; DISCLAIMER OF WARRANTIES.

(a)  THE WARRANTIES SET FORTH HEREIN ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY THE RESPECTIVE PARTIES. THE PARTIES EXPRESSLY DISCLAIM, AND HEREBY EXPRESSLY WAIVE, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN ADDITION, EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE PARTIES ACKNOWLEDGE AND AGREE THAT THE LICENSED ARTICLES AND LICENSOR CONTENT ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, AND NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY THAT ANY SERVICE OR LICENSED ARTICLES OR LICENSOR CONTENT WILL BE UNINTERRUPTED OR ERROR-FREE, THAT DEFECTS WILL BE CORRECTED, THAT THE SERVICES PROVIDED WILL BE FREE OF VIRUSES OR OTHER HARMFUL EFFECTS, OR THAT ANY LICENSED ARTICLES OR LICENSOR CONTENT WILL NOT INFRINGE UPON THE RIGHTS OF ANY THIRD PARTY.

(b)  TO THE MAXIMUM EXTENT PERMISSIBLE UNDER APPLICABLE LAW, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF BUSINESS OR PROFITS, OR REPLACEMENT COSTS, OR FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR SPECIAL DAMAGES, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT, INCLUDING NEGLIGENCE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(c)  SUBJECT TO THE PARTIES INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 10 AND EXCEPT FOR LICENSEE'S OBLIGATION TO PAY ROYALTIES, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY'S TOTAL LIABILITY OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY CLAIMS HEREUNDER, REGARDLESS OF THE FORUM AND REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED ON CONTRACT, TORT, (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY, INFRINGEMENT OR ANY OTHER LEGAL THEORY, EXCEED TEN THOUSAND DOLLARS ($10,000); PROVIDED, HOWEVER, THAT IN NO EVENT SHALL THE LIMITATION SET FORTH HEREIN LIMIT A PARTY'S RIGHT TO OBTAIN EQUITABLE RELIEF AGAINST THE OTHER PARTY. EACH PARTY ACKNOWLEDGES THAT THE LIMITATION OF LIABILITY SET OUT IN THIS SECTION 11(c) REFLECTS AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THE PARTIES OF THE RISKS (KNOWN AND UNKNOWN) THAT MAY EXIST IN CONNECTION WITH THIS AGREEMENT.

12. CONFIDENTIALITY

(a) Confidential Information.

(i)  "Confidential Information" shall mean the terms of this Agreement (but not the existence thereof), all information provided to Licensor hereunder and any non-public, proprietary information designated by the party disclosing such information (the "Disclosing Party") as confidential information to the party receiving such information (the "Receiving Party").

(ii)  Each party agrees not to reveal or disclose any Confidential Information for any purpose (except as permitted by the following sentence) to any third party, or to use any Confidential Information for any purpose other than as contemplated hereby, in each case, without the prior written consent of the Disclosing Party, provided however, each party may disclose certain Confidential Information, on a need-to-know basis to certain authorized employees or management, agents, attorneys, accountants and other third party professionals under privilege. In the event that a Receiving Party wishes to disclose Confidential Information to a third party, it may do so only with the express written consent of the Disclosing Party and only if the third party agrees to abide by the terms of this Section 12(a).

(iii)  Notwithstanding anything contained herein to the contrary, Confidential Information shall not include information which: (A) at or prior to the time of disclosure by the Disclosing Party was known to or independently developed by the Receiving Party, except to the extent unlawfully appropriated by the Receiving Party or third party; (B) at or after the time of disclosure by the Disclosing Party becomes generally available to the public through no wrongful or negligent act or omission on the Receiving Party's part; (C) the Receiving Party receives from a third party free to make such disclosure without breach of any legal obligation; (D) is required to be disclosed pursuant to any statute, regulation, order, subpoena or document discovery request, provided that prior written notice of such disclosure is furnished to the Disclosing Party as soon as practicable in order to afford the Disclosing Party an opportunity to seek a protective order (it being agreed that if the Disclosing Party is unable to obtain or does not seek a protective order and the Receiving Party is legally compelled to disclose such information, disclosure of such information may be made without liability), or (E) is required to be disclosed in connection with an audit or review by any taxing authority, provided that prior written notice of the request thereof is furnished to Disclosing Party.

(iv)  The Receiving Party shall notify the Disclosing Party immediately upon discovery of any prohibited use or disclosure of the Confidential Information, or any other breach of this Section 12 by a Receiving Party, and shall fully cooperate with the Disclosing Party to help the Disclosing Party regain possession of the Confidential Information and prevent the further prohibited use or disclosure of the Confidential Information.

(b) Injunctive Relief. In view of the difficulties of placing a monetary value on the Confidential Information, the Disclosing Party may be entitled to a preliminary and final injunction without the necessity of posting any bond or undertaking in connection therewith to prevent any further breach of this Section 12 or further unauthorized use of the Confidential Information. This remedy is separate and apart from any other remedy that the Disclosing Party may have.

13. TERMINATION.

(a) Termination for Cause. Either party shall have the right to terminate this Agreement during the Term: (i) upon a material default or breach by the other party of any of its obligations under this Agreement, unless within thirty (30) calendar days after written notice of such default, the defaulting party remedies such default; or (ii) if the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust, deed, creditor's arrangement, or comparable proceeding, or if any such proceeding is instituted against the other and not dismissed within ninety (90) days.

(b) Termination by Licensee. Commencing on the date which is six (6) months after the Launch Date and continuing during the remaining Term of this Agreement, either party may terminate this Agreement with or without cause, in its sole discretion, upon sixty (60) days prior written notice to the other party.

(d) Post-Termination Obligations. All monies due Licensor from Licensee, shall become immediately due and payable upon termination of this Agreement.

14. NOTICES.

(a)  All notices, requests, consents and other communications (except for payments) required or permitted to be given hereunder shall be in writing and delivered personally or sent by certified or registered mail (return receipt requested), postage prepaid, as follows:

If to the Licensor:

Jaytu Technologies, LLC
6153 Wolfstar Court
San Diego, CA 92122
Attn: Jonathan Berke

If to the Licensee:

New Motion, Inc.
10 Corporate Park, Suite 315
Irvine, CA 92606
Attn: Shane A. Maidy

(b)  All payments to Licensor and royalty statements hereunder shall be sent to the following address:

Jaytu Technologies, LLC
6153 Wolfstar Court
San Diego, CA 92122
Attn: Jonathan Berke

(c)  Any notice so given shall be deemed received when delivered personally, or if mailed, when deposited, postage prepaid, in the United States mails. Either party may change the address to which notices are to be sent by giving written notice of such change of address to the other party in the manner provided herein for giving notice, provided that such notices shall be deemed effective on the date of receipt by the receiving party.

15. GENERAL

(a) GOVERNING LAW. THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF CALIFORNIA, NOTWITHSTANDING ANY CONFLICT OF LAWS PRINCIPLES THEREOF. THE PARTIES AGREE THAT ANY ACTION, SUIT OR PROCEEDING BASED UPON ANY MATTER, CLAIM OR CONTROVERSY ARISING HEREUNDER OR RELATING HERETO SHALL BE BROUGHT SOLELY IN THE STATE COURTS OF OR THE FEDERAL COURT IN THE STATE OF CALIFORNIA AND COUNTY OF LOS ANGELES. THE PARTIES HERETO IRREVOCABLY WAIVE ANY OBJECTION TO THE VENUE OF THE ABOVE-MENTIONED COURTS, INCLUDING ANY CLAIM THAT SUCH ACTION, SUIT OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PREVAILING PARTY SHALL BE AWARDED REASONABLE ATTORNEY FEES, EXPERT WITNESS COSTS AND EXPENSES, AND ALL OTHER COSTS AND EXPENSES INCURRED DIRECTLY OR INDIRECTLY IN CONNECTION WITH THE PROCEEDINGS.

(b)  Headings. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of the Agreement.

(c)  No Agency or Joint Venture. The parties agree and acknowledge that the relationship of the parties is in the nature of independent contractors. This Agreement shall not be deemed to create a partnership or joint venture, and neither party is the other's agent, partner, employee or representative.

(d)  Disclaimer. Each of the parties acknowledges that sales and exploitations in connection with this Agreement are speculative and the economic return on the same are speculative and no assurances are being made by any party hereto as to the revenue anticipated to be received in connection with the exploitations hereunder.

(e)  Entire Agreement.The Agreement sets forth the entire Agreement and understanding of the parties hereto, and supersedes all prior agreements, arrangements and undertakings between the parties hereto. No representation, promise or inducement has been made by any party that is not embodied in the Agreement and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

(f)  Severability. If any provision of the Agreement or the application thereof to any party, Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

(g)  Assignments. This Agreement may not be assigned by either Party to any other Person, firm, or entity without the express written approval of the other party and any attempt at assignment in violation of this section shall be null and void. Notwithstanding the foregoing, either party may assign this Agreement to a third party without such consent in the event of a merger, reorganization or sale of all or substantially all of such party's assets or voting securities, provided that written notice of such assignment is delivered to the non-assigning party and the assignee assumes all the responsibilities and obligations provided herein.

(h)  Further Assurances. Licensor and Licensee agree to execute such further documentation and perform such further actions, including the recordation of such documentation with appropriate authorities, as may be reasonably requested by the other party hereto to evidence and effectuate further the purposes and intents set forth in this Agreement.

(i)  Survival. Except as otherwise contemplated by this Agreement, all representations, warranties and indemnities contained in this Agreement shall survive any independent investigation made by the benefiting party and the suspension, expiration or termination of this Agreement. In addition, Sections 5,11, 14 and 15 shall survive the suspension, expiration or termination of this Agreement.

(j)  Amendments; Waiver. The Agreement may be amended, modified, superseded or canceled and the terms or covenants hereof may be waived, only by a written instrument executed by both parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in the Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach or a waiver of the breach of any other term or covenant contained in the Agreement.

(k) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

(1)Warranty of Authority. Each individual executing this Agreement warrants that such individual has authority to act on behalf of the entity for which individual signs and that authority includes the right to bind that entity to each of the terms and conditions set forth herein.

APPENDIX 3

LICENSOR CONTENT

"Licensor Content" consists of Licensor's Configuration Information (as defined below), real-time traffic information for which Licensor has the corresponding raw data, trademark and associated logo for Sigalert.com, and estimated travel times between designated points on a city's freeway system. The Licensor Content expressly excludes Licensor's raw traffic data.

"Configuration Information" means a list of on and off ramps for each freeway supported by Licensor. This freeway ramp list will include, but not be limited to, the name of each ramp and its physical location. The format of the Configuration Information will be mutually agreed upon by Licensee and Licensor.

The format of the real-time traffic information portion of the Licensor Content will be mutually agreed upon by Licensor and Licensee.